                                                                    EXHIBIT 99.1

This Statement on Form 4 is filed by the Reporting Persons listed below. The principal business address of the Reporting Persons is 333 South Grand Avenue,
28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE CAPITAL MANAGEMENT, L.P.

Date of Event Requiring Statement: March 6, 2018.

Issuer Name: Oaktree Strategic Income Corporation [OCSI]

                                       OAKTREE CAPITAL MANAGEMENT, L.P.

                                       By:    /s/ Mary Gallegly
                                              ----------------------------------
                                       Name:  Mary Gallegly
                                       Title: Vice President

                                       OAKTREE HOLDINGS, INC.

                                       By:    /s/ Mary Gallegly
                                              ----------------------------------
                                       Name:  Mary Gallegly
                                       Title: Vice President

                                       OAKTREE CAPITAL GROUP, LLC

                                       By:    Oaktree Capital Group Holdings GP,
                                              LLC
                                       Its:   Manager

                                       By:    /s/ Mary Gallegly
                                              ----------------------------------
                                       Name:  Mary Gallegly
                                       Title: Vice President

                                       OAKTREE CAPITAL GROUP HOLDINGS GP,LLC

                                       By:    /s/ Mary Gallegly
                                              ----------------------------------
                                       Name:  Mary Gallegly
                                       Title: Vice President